Exhibit 16.1

May 27, 2009

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Re:     Summer Infant, Inc.

Commission File # 001-33346

Commissioners:

We have read Summer Infant, Inc.’s statements included under Item 4.01 of its Form 8-K dated May 27, 2009 and we agree with such  statements  concerning our firm.

Sincerely,

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP